Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included in the Current Report on Form 8-K  filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2026 (the “Original Report”) and included elsewhere in this Current Report on Form 8-K/A (“Amendment No. 1”). Unless the context otherwise requires,“Freenome” refers to Freenome Holdings, Inc. prior to the Closing and the “Company” refers to Freenome, Inc. (“New Freenome”) (f/k/a Perceptive Capital Solutions Corp.) and its subsidiaries after the Closing, and Perceptive Capital Solutions Corp. (“PCSC”) prior to the Closing.

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Freenome and PCSC adjusted to give effect to the Business Combination. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 (the “Unaudited Pro Forma Condensed Combined Balance Sheet”) combines the unaudited condensed consolidated balance sheet of Freenome as of June 30, 2026 and the unaudited condensed consolidated balance sheet of PCSC on a pro forma basis as if the Business Combination had been consummated on June 30, 2026. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and year ended December 31, 2025 (the “Unaudited Pro Forma Condensed Combined Statements of Operations”) combines the unaudited condensed consolidated statements of operations of Freenome for the six months ended June 30, 2026, and the unaudited condensed consolidated statements of operations of PCSC for the six months ended June 30, 2026 on a pro forma basis and the audited consolidated statements of operations of Freenome for the year ended December 31, 2025, and the audited consolidated statement of operations of PCSC for the year ended December 31, 2025 on a pro forma basis as if the Business Combination had been consummated on January 1, 2025, the beginning of the earliest period presented. The Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2026 and the Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2026 and year ended December 31, 2025, together with the accompanying notes, are referenced herein as the “Unaudited Pro Forma Condensed Combined Financial Statements”.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the financial position and operating results that would have been achieved had the Business Combination occurred on the dates indicated. The unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of New Freenome following the completion of the Business Combination and may not be useful in predicting the future financial condition and results of operations of New Freenome following the Closing. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected in this Current Report on Form 8-K/A due to a variety of factors. Assumptions and estimates underlying the unaudited pro forma adjustments included in the unaudited pro forma condensed combined financial information are described in the accompanying notes. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date on which this unaudited pro forma condensed combined financial information is prepared and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma condensed combined financial information was derived from and should be read together with the accompanying notes to the unaudited pro forma condensed combined financial information and the followings:

•	Freenome’s unaudited condensed consolidated financial statements as of June 30, 2026 and for the three and six months ended June 30, 2026 and 2025 included as Exhibit 99.1 in this Amendment No. 1;
•
Freenome’s Management’s Discussion and Analysis of Financial Condition and Results of Operations  for the three and six months ended June 30, 2026 and 2025 included as Exhibit 99.2 in this Amendment No. 1;

•	PCSC’s unaudited condensed consolidated financial statements as of and for the three and six months ended June 30, 2026 and 2025 as filed with the SEC on Form 10-Q on July 15, 2026;
•	the financial statements of Freenome and PCSC included in the Proxy Statement/Prospectus;

•
the sections titled “Freenome’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “PCSC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other information relating to Freenome and PCSC contained in the Proxy Statement/Prospectus, including the Business Combination Agreement and the description of certain terms thereof set forth in the section titled “The Business Combination.”

Description of the Business Combination

On the Closing Date, PCSC consummated the previously announced business combination pursuant to the terms of the Business Combination Agreement with Merger Sub I, Merger Sub II, and Freenome. Pursuant to the terms of the Business Combination Agreement, among other things, the following occurred: (1) the Domestication; (2) the Mergers; and (3) the consummation of the other transactions contemplated by the Business Combination Agreement and documents related thereto (such transactions, together with the Domestication and the Mergers, the “Business Combination”). In connection with the consummation of the Business Combination, PCSC changed its corporate name to Freenome, Inc. (“New Freenome”).

In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the effective time of the First Merger:

•
each share of Freenome’s capital stock that was issued and outstanding as of immediately prior to the Merger Effective Time (excluding treasury shares and dissenting shares) was automatically cancelled and converted into the right to receive a corresponding number of shares of New Freenome Common Stock, equal to the Exchange Ratio of approximately 0.282895;

•
each outstanding and unexercised Freenome Option became a New Freenome Option containing the same terms, conditions, vesting and other provisions as were applicable to such Freenome Options, provided that each New Freenome Option is exercisable for the number of shares of New Freenome Common Stock equal to the Exchange Ratio multiplied by the number of shares of Freenome common stock subject to the Freenome Option as of immediately prior to the Merger Effective Time, rounded down to the nearest whole share, at an exercise price equal to the per share exercise price of the Freenome Option divided by the Exchange Ratio, rounded up to the nearest whole cent;

•
each outstanding and unexercised Freenome Warrant became a warrant of New Freenome containing the same terms, conditions, vesting and other provisions as were applicable to such Freenome Warrant, as adjusted for the Exchange Ratio.

In addition, on the Closing Date, the PIPE Investors purchased from New Freenome an aggregate of 24,000,000 shares of New Freenome Common Stock, for a purchase price of $10.00 per share and aggregate proceeds of $240.0 million, pursuant to the Subscription Agreements.

Accounting Treatment of the Business Combination

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP, whereby PCSC was treated as the acquired company and Freenome was treated as the accounting acquirer. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Freenome issuing stock for the net assets of PCSC, accompanied by a recapitalization. The net assets of PCSC are recorded at their historical amounts, which approximated fair value, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the periods prior to the Business Combination are those of Freenome.

Freenome was determined to be the accounting acquirer in the Business Combination based on the following predominate factors:

•	Freenome’s existing shareholders have the greatest voting interest in the combined entity with approximately 63% of the voting interest;
•	Freenome has the ability to designate a majority of the initial members of New Freenome’s Board;
•	Freenome’s senior management is the senior management of the combined entity;
•	Freenome is the larger entity based on historical operating activity and has the larger employee base; and
•	The post-combined company assumed a Freenome branded name: “Freenome, Inc.”

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this Amendment No. 1. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

In accordance with PCSC’s governing documents, upon the Extension Amendment and upon closing of the Business Combination, PCSC provided the holders of PCSC Class A Shares the right to have all or a portion of their PCSC Class A Shares redeemed for cash, for a per-share price equal to the pro rata portion of the funds then in PCSC’s trust account (including interest not previously released to pay taxes). The unaudited condensed combined pro forma financial statements reflect actual redemptions of 2,146,731 PCSC Class A Shares, of which 754,008 PCSC Class A Shares were redeemed at approximately $10.82 per share, or $8.2 million in the aggregate in connection with the Extension Amendment Proposal and 1,392,723 PCSC Class A Shares were redeemed at approximately $10.86 per share, or $15.1 million in the aggregate in connection with the Closing.

The unaudited pro forma condensed combined financial information gives effect to the Business Combination and related transactions, including:

•	The PIPE Investment;
•	The conversion of Roche Convertible Note (including principal and accrued interest) into shares of New Freenome Common Stock;
•	Incremental compensation expense associated with the grant of Anti-Dilution Equity Awards and vested restricted stock units;
•	The conversion of each issued and outstanding PCSC Class A Share and PCSC Class B Share and each outstanding preference share of PCSC (if any) into New Freenome Common Stock; and
•	The issuance of New Freenome Common Stock in connection with the Mergers.

The following summarizes the pro forma capitalization of the post-combination company immediately following the Closing:

	Number of Shares	%
Freenome equity holders (1)	68,065,429	63.4%
PCSC’s public stockholders (2)	6,478,269	6.0%
Holders of PCSC’s sponsor shares (3)	2,442,500	2.3%
PIPE Investors (4)	24,000,000	22.3%
Roche convertible note	6,460,616	6.0%
Pro Forma Common Stock Outstanding	107,446,814	100.0%

(1)
Amount excludes 2,833,838 Freenome restricted stock units that will vest following the Closing. Includes 5,371,847 shares of New Freenome Common Stock issued to the Perceptive PIPE Investor upon conversion of Freenome capital stock.

(2)	Reflects 7,870,992 PCSC Class A Shares outstanding as of June 30, 2026, less 1,392,723 PCSC Class A Shares redeemed in connection with the Closing.
(3)	Includes 2,066,250 PCSC Class B Shares and 286,250 PCSC Class A private placement shares held by the Sponsor and 90,000 PCSC Class B Shares held by PCSC independent directors.
(4)	Includes 5,500,000 PIPE Shares issued to the Perceptive PIPE Investor, 5,255,376 PIPE Shares issued to a Freenome equity holder and 13,244,624 PIPE Shares issued to third-party PIPE Investors.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2026
(in thousands)

	Freenome (Historical)	PCSC (Historical)	Transaction Accounting Adjustments (Note 2)		Pro Forma Combined
Assets
Cash and cash equivalents	$85,467	$437	$69,967	(b)	$377,344
			(3,450)	(c)
			240,000	(d)
			(15,077)	(h)
Short-term marketable securities	16,557	-			16,557
Accounts and other receivables	3,547	-			3,547
Prepaid expenses and other current assets	7,695	305			8,000
Total current assets	113,266	742	291,440		405,448
Cash and investments held in Trust Account	-	85,086	(15,119)	(a)	-
			(69,967)	(b)
Property and equipment, net	156,961	-			156,961
Operating lease right-of-use asset, net	95,806	-			95,806
Intangible assets, net	2,758	-			2,758
Goodwill	10,513	-			10,513
Other long-term assets	9,635	-	(9,357)	(h)	278
Restricted cash	9,560	-			9,560
Total assets	$398,499	$85,828	$196,997		$681,324

Liabilities
Accounts payable	$12,852	$-	(1,392)	(h)	$11,460
Accrued compensation and other related benefits	8,991	-			8,991
Accrued expenses and other current liabilities	3,390	3,628	(4,463)	(h)	2,555
Deferred revenue	71,106	-			71,106
Current portion of lease liabilities	11,194	-			11,194
Total current liabilities	107,533	3,628	(5,855)		105,306
Lease liabilities, net of current portion	193,036	-			193,036
Convertible note, at fair value	41,700	-			41,700
Convertible note, related party	65,523		(65,523)	(i)	-
Deferred revenue, net of current portion	-				-
Other long-term liabilities	17,318				17,318
Deferred underwriting compensation	-	3,450	(3,450)	(c)	-
Total liabilities	425,110	7,078	(74,828)		357,360

Commitments and contingencies
Redeemable convertible preferred stock	1,363,580	-	(1,363,580)	(j)	-
Class A ordinary shares subject to possible redemption	-	85,047	(15,119)	(a)	-
			(69,928)	(e)

Stockholders’ equity (deficit)
Preference shares	-	-			-
Ordinary shares
Class A	-	-	1	(e)	-
			(1)	(g)
Class B	-	-	-	(f)	-

Common stock	3	-	(3)	(j)	-
New Freenome Common Stock	-	-	2	(d)	11
			1	(i)
			-	(f)
			1	(g)
			7	(j)
Additional paid-in capital	89,471	-	239,998	(d)	1,838,504
			69,927	(e)
			(17,270)	(h)
			65,522	(i)
			1,363,576	(j)
			(7,606)	(k)
			34,886	(l)
Accumulated other comprehensive income	28	-			28
Accumulated deficit	(1,479,693)	(6,297)	(1,309)	(h)	(1,514,579)
			7,606	(k)
			(34,886)	(l)
Total stockholders’ equity (deficit)	(1,390,191)	(6,297)	1,720,452		323,964
Total liabilities, redeemable noncontrolling interest and equity (deficit)	$398,499	$85,828	$196,997		$681,324

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2026
(in thousands, except share and per share data)

	Freenome (Historical)	PCSC (Historical)	Transaction Accounting Adjustments (Note 2)		Pro Forma Combined

Revenue:
License and collaboration revenue	$5,155	$-			$5,155
Service and other revenue	1,341	-			1,341
Total revenue	6,496	-	-		6,496

Operating costs and expenses:
Cost of services	937	-			937
Research and development	106,387	-	1,597	(dd)	107,984
General and administrative	26,624	1,800	(90)	(aa)	30,612
			1,619	(dd)
			659	(ee)
Total operating costs and expenses	133,948	1,800	3,785		139,533
Loss from operations	(127,452)	(1,800)	(3,785)		(133,037)
Interest and investment income, net	2,729	-			2,729
Interest expense	(7,863)	-	6,513	(ff)	(1,350)
Other income (expense), net	(2)	-			(2)
Interest from investments held in Trust Account	-	1,181	(1,181)	(bb)	-
Unrealized loss on investments held in Trust Account	-	(35)	35	(bb)	-
Dividend earned on investments held in Trust Account	-	487	(487)	(bb)	-
Net loss attributable to common stockholders	$(132,588)	$(167)	$1,095		$(131,660)

Net income (loss) per share, basic	$(4.97)	$(0.02)			$(1.19)
Weighted average shares outstanding, basic	26,696,158	10,984,184			110,280,652
Net income (loss) per share, diluted	$(4.97)	$(0.02)			$(1.19)
Weighted average shares outstanding, diluted	26,696,158	10,984,184			110,280,652

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025
(in thousands, except share and per share data)

	Freenome (Historical)	PCSC (Historical)	Transaction Accounting Adjustments (Note 2)		Pro Forma Combined

Revenue:
License and collaboration revenue	$27,139	$-			$27,139
Service and other revenue	3,270	-			3,270
Total revenue	30,409	-	-		30,409

Operating costs and expenses:
Cost of services	1,944	-			1,944
Research and development	197,117	-	17,324	(cc)	217,635
			3,194	(dd)
General and administrative	54,817	2,981	(180)	(aa)	79,736
			17,562	(cc)
			3,238	(dd)
			1,318	(ee)
Total operating costs and expenses	253,878	2,981	42,456		299,315
Loss from operations	(223,469)	(2,981)	(42,456)		(268,906)
Interest and investment income, net	6,914	-			6,914
Interest expense	(2,820)	-	1,549	(ff)	(1,271)
Other income (expense), net	32	-			32
Interest from investments held in Trust Account	-	3,821	(3,821)	(bb)	-
Unrealized loss on investments held in trust	-	(3)	3	(bb)	-
Net loss attributable to common stockholders	$(219,343)	$837	$(44,725)		$(263,231)

Net income (loss) per share, basic	$(8.28)	$0.08			$(2.39)
Weighted average shares outstanding, basic	26,497,083	11,067,500			110,280,652
Net income (loss) per share, diluted	$(8.28)	$0.08			$(2.39)
Weighted average shares outstanding, diluted	26,497,083	11,067,500			110,280,652

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with U.S. GAAP, whereby PCSC was treated as the acquired company and Freenome was treated as the accounting acquirer. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Freenome issuing stock for the net assets of PCSC, accompanied by a recapitalization. The net assets of PCSC were recorded at their historical carrying amounts, which approximates fair value , with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the periods prior to the Business Combination are those of Freenome.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 gives pro forma effect to the Business Combination as if it had been consummated on June 30, 2026. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and fiscal year ended December 31, 2025 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2025.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 has been prepared using, and should be read in conjunction with, the following:

•	Freenome’s unaudited condensed consolidated balance sheet as of June 30, 2026 and the related notes included as Exhibit 99.1 in this Amendment No. 1; and
•	PCSC’s unaudited condensed consolidated balance sheet as of June 30, 2026 and the related notes as filed with the SEC on Form 10-Q on July 15, 2026.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026 has been prepared using, and should be read in conjunction with, the following:

•	Freenome’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2026 and the related notes included as Exhibit 99.1 in this Amendment No. 1; and
•	PCSC’s unaudited condensed consolidated statement of operations for the six months ended June 30, 2026 and the related notes as filed with the SEC on Form 10-Q on July 15, 2026.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 has been prepared using, and should be read in conjunction with, the following:

•	Freenome’s audited consolidated statement of operations for the year ended December 31, 2025 and the related notes included in the Proxy Statement/Prospectus; and
•	PCSC’s audited consolidated statement of operations for the year ended December 31, 2025 and the related notes as filed with the SEC on Form 10-K on March 12, 2026.

The foregoing historical financial statements have been prepared in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Freenome and PCSC.

2. Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had New Freenome following the Closing, filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of New Freenome shares outstanding, assuming the Business Combination occurred on January 1, 2025.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2026, are as follows:

(a)	Represents redemptions of 1,392,723 PCSC Class A Shares at approximately $10.86 per share, or $15.1 million in the aggregate in connection with the Closing.
(b)	Reflects the reclassification of cash and investments held in the Trust Account that became available following the Business Combination to cash and cash equivalents.
(c)	Reflects the payment of $3.5 million in deferred underwriters’ compensation subject to an agreement with the underwriters.
(d)	Reflects proceeds of $240.0 million from the issuance and sale of 24,000,000 shares of New Freenome Common Stock at $10.00 per share in the PIPE Financing pursuant to the Subscription Agreements.
(e)	Reflects the reclassification of $69.9 million of PCSC Class A Shares to permanent equity.
(f)	Reflects the conversion of 2,156,250 PCSC Class B Shares into 2,156,250 shares of New Freenome Common Stock
(g)	Represents the exchange of 6,764,519 PCSC Class A Shares for 6,764,519 shares of New Freenome Common Stock.
(h)
Represents preliminary estimated transaction costs incurred by Freenome and PCSC of approximately $13.2 million and $8.9 million, respectively, for legal, financial advisory and other professional fees. PCSC’s estimated transaction costs exclude the deferred underwriting fees as described in Note 2(c) above.

For Freenome’s transaction costs:
•	$9.4 million was deferred in other long-term assets and paid by Freenome as of June 30, 2026;
•	$1.4 million was deferred in other long-term assets and in accounts payable as of June 30, 2026;
•	$0.9 million was deferred in other long-term assets and in accrued expenses as of June 30, 2026;
•	$6.2 million was reflected as a reduction of cash, which represents Freenome’s preliminary estimated transaction costs less the amounts previously paid by Freenome;
•	$13.2 million were capitalized and offset against the proceeds from the Business Combination and reflected as a decrease in additional paid-in capital.

For PCSC’s transaction costs:
•	$3.5 million was accrued by PCSC in accrued expenses and other current liabilities and recognized as expense as of June 30, 2026;
•	$8.9 million was reflected as a reduction of cash;
•	$4.1 million represents equity issuance costs related to the PIPE financing described in Note 2(d) above and reflected as a decrease in additional paid-in capital; and
•
$1.3 million was reflected as an adjustment to accumulated deficit, which represents the total estimated PCSC transaction costs less: (i) $4.1 million capitalized and offset against the proceeds from the PIPE investment; and (ii) $3.5 million previously recognized by PCSC as of June 30, 2026.

(i)	Reflects the conversion of the Roche Convertible Note and accrued interest into 6,460,616 shares of New Freenome Common Stock in connection with the Closing.

(j)
Reflects the recapitalization of Freenome’s equity consisting of 26,267,598 shares of common stock, 428,560 warrants and 212,541,832 shares of redeemable convertible preferred stock into 68,065,429 shares of New Freenome Common Stock.

(k)	Reflects the elimination of PCSC’s historical accumulated deficit after recording the transaction costs to be incurred by PCSC as described in Note 2(h) above.
(l)
Represents the recognition of stock-based compensation expense associated with Freenome restricted stock units that, on a pro forma basis, will have vested at the Closing. These costs expensed through Accumulated deficit are included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 as discussed in Note 2(cc) below.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and year ended December 31, 2025, are as follows:

(aa)
Represents pro forma adjustment to eliminate historical expenses related to PCSC’s administrative, financial and support services paid to the Sponsor, which will terminate upon consummation of the Business Combination.

(bb)	Represents pro forma adjustment to eliminate interest and unrealized gain (loss) from investments held in Trust Account.
(cc)
Represents the recognition of stock-based compensation expense associated with Freenome restricted stock units that, on a pro forma basis, will have vested at the Closing. These costs are reflected as if incurred on January 1, 2025, the date the Business Combination occurred for purposes of the unaudited pro forma condensed combined statements of operations. This is a non-recurring item.

(dd)
Reflects the amortization of stock-based compensation expense associated with Freenome’s unvested restricted stock units, which are subject to vesting based upon both a service-based requirement and a liquidity event requirement. At the Closing the liquidity event requirement will have been meet and Freenome will amortize stock-based compensation expense associated with the unvested restricted stock units over the remaining service period.

(ee)
Reflects the recognition of stock-based compensation expense associated with the Anti-Dilution Equity Awards that will be granted following the Business Combination, pursuant to the Elliott Offer Letter. The terms of the Elliott Offer Letter provide that an Anti-Dilution Option grant and an Anti-Dilution RSU grant will be made such that the aggregate number of shares underlining outstanding option awards and RSU awards issued to the employee are equal to 0.5% and 0.5%, respectively, of the fully-diluted capitalization of New Freenome following the Closing. The estimated number of Anti-Dilution Options and Anti-Dilution RSUs to be granted are 283,832 options and 283,832 RSUs, respectively. The strike price of the Anti-Dilution Option will be equal to the fair market value of the common stock on the date the new Freenome’s Board approves that grant. The other terms and conditions of the Anti-Dilution Option and Anti-Dilution RSUs, including the vesting commencement date and vesting schedule will be the same as the Initial Option and Initial RSU Award provided for in the employment agreement.

Compensation expense for the Anti-Dilution Option was estimated using the Black-Scholes option pricing model with the estimated $11.15 per share price of New Freenome, 6.3 year expected term, 68.9% estimated volatility and risk-free rate of 4.4%.

Compensation expense for the Anti-Dilution RSU grant is based on the estimated $11.15 per share price of New Freenome.

(ff)	Reflects the elimination of interest expense related to the Roche Convertible Note, which will be converted into shares of New Freenome Common Stock as described in Note 2(i) above.
(gg)
No income tax adjustment is reflected for the six months ended June 30, 2026 and year ended December 31, 2025 based on Freenome’s estimated annual effective tax rate for the years ending December 31, 2026 and 2025, respectively, and Freenome having a full valuation allowance on its net deferred tax asset.

3. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2025. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and related transactions have been outstanding for the entire periods presented.

	Six Months Ended June 30, 2026	Year Ended December 31, 2025

Pro forma net loss attributable to common shareholders (in thousands)	$(131,660)	$(263,231)
Pro forma weighted average shares outstanding, basic and diluted	110,280,652	110,280,652
Pro forma net loss per share, basic and diluted	$(1.19)	$(2.39)

Pro forma weighted average shares calculation, basis and diluted (5)
PCSC public stockholders (2)	6,478,269	6,478,269
Holders of PCSC sponsor shares (3)	2,442,500	2,442,500
PIPE Investors (4)	24,000,000	24,000,000
Freenome equity holders (1)	70,899,267	70,899,267
Roche convertible note	6,460,616	6,460,616
	110,280,652	110,280,652

(1)
Includes 2,833,838 shares underlying Freenome restricted stock units that will vest six months following the Closing as the issuance of shares will no longer be contingent on any conditions except the passage of time. Includes 5,371,847 shares of Freenome Common Stock issued to the Perceptive PIPE Investor upon conversion of Freenome capital stock.

(2)	Reflects 7,870,992 PCSC Class A Shares outstanding as of June 30, 2026, less 1,392,723 PCSC Class A Shares redeemed in connection with the Closing.
(3)	Includes 2,066,250 PCSC Class B Shares and 286,250 PCSC Class A private placement shares held by the Sponsor and 90,000 PCSC Class B Shares held by PCSC independent directors.
(4)
Includes 5,500,000 PIPE Shares issued to the Perceptive PIPE Investor, 5,255,376 PIPE Shares issued to an existing Freenome equity holder and 13,244,624 PIPE Shares issued to third-party PIPE Investors.

(5)	The pro forma weighted average shares, basic and diluted exclude the following because including them would be antidilutive:
•	3,342,294 shares issuable upon conversion of the Exact Sciences Note;
•	8,272,601 unexercised Freenome stock options;
•	1,201,043 unvested Freenome restricted stock units that remain subject to future service; and
•	14,003 warrants